Exhibit H(47)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between MML Investment Advisers, LLC, a Delaware limited liability company (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 1st day of August, 2020.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Select T. Rowe Price Retirement Balanced Fund, MassMutual Select T. Rowe Price Retirement 2005 Fund, MassMutual Select T. Rowe Price Retirement 2010 Fund, MassMutual Select T. Rowe Price Retirement 2015 Fund, MassMutual Select T. Rowe Price Retirement 2020 Fund, MassMutual Select T. Rowe Price Retirement 2025 Fund, MassMutual Select T. Rowe Price Retirement 2030 Fund, MassMutual Select T. Rowe Price Retirement 2035 Fund, MassMutual Select T. Rowe Price Retirement 2040 Fund, MassMutual Select T. Rowe Price Retirement 2045 Fund, MassMutual Select T. Rowe Price Retirement 2050 Fund, MassMutual Select T. Rowe Price Retirement 2055 Fund, MassMutual Select T. Rowe Price Retirement 2060 Fund, MassMutual Select T. Rowe Price Bond Asset Fund, MassMutual Select T. Rowe Price Emerging Markets Bond Fund, MassMutual Select T. Rowe Price Large Cap Blend Fund, MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund, MassMutual Select T. Rowe Price Real Assets Funds, MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund, MassMutual Select T. Rowe Price U.S. Treasury Long-Term Fund, and MassMutual Select T. Rowe Price International Equity Fund (the “Funds”) are each a series of the Trust.

WHEREAS, the Manager is an investment adviser registered with the SEC as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through January 31, 2022 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Select T. Rowe Price Retirement Balanced Fund

Expense Cap
Class I shares	0.33%
Class M5 shares	0.48%
Class M4 shares	0.73%
Class M3 shares	0.98%

MassMutual Select T. Rowe Price Retirement 2005 Fund

Expense Cap
Class I shares	0.35%
Class M5 shares	0.50%
Class M4 shares	0.75%
Class M3 shares	1.00%

MassMutual Select T. Rowe Price Retirement 2010 Fund

Expense Cap
Class I shares	0.35%
Class M5 shares	0.50%
Class M4 shares	0.75%
Class M3 shares	1.00%

MassMutual Select T. Rowe Price Retirement 2015 Fund

Expense Cap
Class I shares	0.39%
Class M5 shares	0.54%
Class M4 shares	0.79%
Class M3 shares	1.04%

MassMutual Select T. Rowe Price Retirement 2020 Fund

Expense Cap
Class I shares	0.41%
Class M5 shares	0.56%
Class M4 shares	0.81%
Class M3 shares	1.06%

MassMutual Select T. Rowe Price Retirement 2025 Fund

Expense Cap
Class I shares	0.45%
Class M5 shares	0.60%
Class M4 shares	0.85%
Class M3 shares	1.10%

MassMutual Select T. Rowe Price Retirement 2030 Fund

Expense Cap
Class I shares	0.48%
Class M5 shares	0.63%
Class M4 shares	0.88%
Class M3 shares	1.13%

MassMutual Select T. Rowe Price Retirement 2035 Fund

Expense Cap
Class I shares	0.49%
Class M5 shares	0.66%
Class M4 shares	0.91%
Class M3 shares	1.16%

MassMutual Select T. Rowe Price Retirement 2040 Fund

Expense Cap
Class I shares	0.50%
Class M5 shares	0.68%
Class M4 shares	0.93%
Class M3 shares	1.18%

MassMutual Select T. Rowe Price Retirement 2045 Fund

Expense Cap
Class I shares	0.50%
Class M5 shares	0.70%
Class M4 shares	0.95%
Class M3 shares	1.20%

MassMutual Select T. Rowe Price Retirement 2050 Fund

Expense Cap
Class I shares	0.51%
Class M5 shares	0.70%
Class M4 shares	0.95%
Class M3 shares	1.20%

MassMutual Select T. Rowe Price Retirement 2055 Fund

Expense Cap
Class I shares	0.51%
Class M5 shares	0.70%
Class M4 shares	0.95%
Class M3 shares	1.20%

MassMutual Select T. Rowe Price Retirement 2060 Fund

Expense Cap
Class I shares	0.51%
Class M5 shares	0.70%
Class M4 shares	0.95%
Class M3 shares	1.20%

2.	Expense Limitation

The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through January 31, 2022 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Select T. Rowe Price Bond Asset Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Emerging Markets Bond Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price International Equity Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Large Cap Blend Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Real Assets Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

Expense Cap
Class I shares	0.00%

MassMutual Select T. Rowe Price U.S. Treasury Long-Term Fund

Expense Cap
Class I shares	0.00%

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed as of the 1st day of August, 2020.

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Douglas Steele, Vice President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:	/s/ Renee Hitchcock
Renee Hitchcock, CFO and Treasurer